UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 20, 2008

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation or organization)		Identification No.)

423 North Main Street, Middlebury, Indiana		46540
(Address of Principal Executive Offices)		(Zip Code)

(574) 825-5821
(Registrant’s telephone number,
including area code)

N/A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2008, the Registrant announced that it had entered into an agreement to sell substantially all of the assets of its recreational vehicle sales and manufacturing business to Forest River, Inc. The parties will calculate the purchase price in accordance with the terms of the Asset Purchase Agreement summarized below. The Registrant estimates that the purchase will be approximately $42,000,000. The exact amount of the purchase price will vary depending primarily upon the levels of inventory and accounts receivable at closing. The closing of the sale is conditioned upon approval of the sale by the Registrant’s shareholders. The closing will take place as soon as practicable after approval by the Registrant’s shareholders and lenders. A copy of the press release announcing the sale is being filed as Exhibit 99 to this Form 8-K.

Terms of the Asset Purchase Agreement

We are filing the Asset Purchase Agreement as Exhibit 2 to this Form 8-K.  The Purchase Agreement may be terminated:

•
by either party, if (i) Coachmen’s shareholders do not approve the transaction; or (ii) if at any time after December 31, 2008, if the party terminating is not in material breach of the Purchase Agreement; or

•	by written agreement of the parties.

Consideration by Forest River

At closing of the transaction, Forest River will pay to Coachmen an amount in cash, calculated and subject to the adjustments as set forth below:

•
100% of accounts receivable as shown on the books and records of the Registrant’s RV business at closing.  Forest River will deposit 25% of the amount paid for the accounts receivable in an escrow account at JP Morgan Chase Bank as discussed below.  Forest River will pay the remaining 75% of amount paid for the accounts receivable in cash at closing. For a period of 45days after closing, Forest River will collect all accounts receivable purchased by Forest River. After that period, Forest River will assign back to the Registrant all accounts receivable which Forest River has been unable to collect. The Registrant will repurchase all of the uncollected accounts receivable in full at each account’s face amount. The Registrant will pay for the repurchased accounts receivable from the accounts receivable escrow account.

•
100% of the value of the undamaged, uncut current raw goods or the RV business, less all discounts and rebates as determined on or after closing. Prior to closing, the Registrant will provide Forest River with an estimate of the value raw goods and Forest River will pay Coachmen at closing based upon this estimated value.  Within 15 days after closing, the Registrant will determine the actual value of raw goods as of closing.  If the actual closing raw goods value is different then the estimated value submitted at closing, Forest River will pay any excess to the Registrant and the Registrant will pay any shortfall to Forest River, within 2 business days so that the total cash paid to the Registrant for raw goods equals the actual value of raw goods as of closing.

•
100% of the Registrant’s cost of motorized chassis used by the Registrant in current model year construction and on hand, less all discounts and rebates as determined on or after closing.  Prior to closing, the Registrant will provide Forest River with an estimate of the value of motorized chassis and Forest River will pay the Registrant at closing based upon this estimated value.  Within 15 days after closing, the Registrant will determine the actual value of motorized chassis as of closing.  If the actual closing motorized chassis value is different then the estimated value submitted at closing, Forest River will pay any excess to the Registrant and the Registrant will pay any shortfall to Forest River, within 2 business days so that the total cash paid to the Registrant for motorized chassis equals the actual value of motorized chassis as of closing.

•
Forest River will pay the Registrant in cash an amount equal to the value of the work-in-process (“WIP”) on hand at closing. Prior to closing, the Registrant will provide Forest River with an estimate of the value of the WIP and Forest River will pay Coachmen at closing based upon this estimated value.  Within 15 days after closing, the Registrant will determine the actual value of WIP as of closing.   The value assigned to the individual units included in WIP shall be computed based on the dealer invoice for the unit, net of all discounts and rebates to the dealer on the unit, less the cost of the chassis on the unit determined in accordance with GAAP consistent with the past practices of the Registrant, multiplied by 50%.  The parties will then determine the computed value by multiplying the resulting figure from the computation described in the prior sentence by 80% and then adding back the cost of the respective chassis.  The sum total will be the value assigned to each respective unit in WIP at closing.  If the actual closing WIP value is different then the estimated value submitted at closing, Forest River will pay any excess to the Registrant and the Registrant will pay any shortfall to Forest River, within 2 business days so that the total cash paid to the Registrant for WIP equals the actual WIP as of closing.

•
Forest River will pay Coachmen in cash an amount equal to the value of the finished goods inventory, other than the finished good inventory located in the state of California (“Non-Cal Finished Goods”) on hand at closing.  Prior to closing, the Registrant will provide Forest River with an estimate of the value of the Non-Cal Finished Goods and Forest River will pay the Registrant at closing based upon this estimated value.  Within 15 days after closing, the Registrant will determine the actual value of Non-Cal Finished Goods as of closing.  The parties will compute the value assigned to the individual units included in Non-Cal Finished Goods based on the dealer invoice for the unit multiplied by 79.9%.  The parties will determine the computed value per unit by multiplying the resulting figure from the computation described in the prior sentence by 75% on 2009 and 2010 model units, 65% on 2008 model units and 50% on 2007 and prior model units.   If the actual closing Non-Cal Finished Goods value is different then the estimated value submitted at closing, Forest River will pay any excess to the Registrant and the Registrant will pay any shortfall to Forest River, within 2 business days so that the total cash paid to the Registrant for Non-Cal Finished Goods equals the actual value of Non-Cal Finished Goods as of closing.

•
Forest River will pay the Registrant in cash an amount equal to the value of the finished goods inventory located in California (“Cal Finished Goods”) on hand at closing.  Prior to closing, the Registrant will provide Forest River with an estimate of the value of the Cal Finished Goods and Forest River will pay the Registrant at closing based upon this estimated value.  Within 15 days after closing, the Registrant will determine the actual value of Cal Finished Goods as of closing.  The parties will compute the value assigned to the individual units included in the Cal Finished Goods based on the dealer invoice for the unit multiplied by 70%.  The parties will determine the computed value per unit by multiplying the resulting figure from the computation described in the prior sentence by 75% on 2009 and 2010 model units, 65% on 2008 model units and 50% on 2007 and prior model units.   If the actual closing Cal Finished Goods value is different then the estimated value submitted at closing, Forest River will pay any excess to the Registrant and the Registrant will pay any shortfall to Forest River, within 2 business days so that the total cash paid to the Registrant for Cal Finished Goods equals the actual value of Cal Finished Goods as of closing.

•
Forest River will pay the Registrant the book value of the fixed assets of the Registrant’s RV business (except for certain assets not being sold). The parties will compute book value by subtracting all of the depreciation expense recorded on the books of the Registrant with respect to the fixed assets in accordance with generally accepted accounting principles, consistent with the Registrant’s past practices.

•
Forest River will assume the obligations of the Registrant to Ford Motor Company with respect to Ford chassis held by the Registrant as bailee as of the closing. Forest will receive a credit of $2,000,000 toward the purchase price for the transaction in exchange for assuming this obligation. Prior to closing, the Registrant will have the right to dispose of as many chassis in the Ford bailment pool as it can, and the $2,000,000 credit at closing shall be reduced pro rata by the following formula: $2,000,000 times a fraction the numerator of which is the reduction in the principal owed to Ford by the Registrant on the Ford bailment pool obligation and the denominator of which is $11,000,000.

•	Forest River will reimburse the Registrant for certain deposits paid by the Registrant in an aggregate amount of $190,528.

Escrow Deposits

At the closing, Forest River will deposit $10,000,000 of the closing cash payment with J.P. Morgan Chase, N.A. as escrow agent. The escrow account will be held, invested and disbursed as specified in and pursuant to the terms and conditions of an escrow agreement, which shall provide among other things that nine months after closing, the Registrant shall be entitled to a distribution equal to any amounts in the escrow account greater than $6,000,000; and 18 months after closing, the Registrant will be entitled to a distribution equal to any amounts in the escrow account greater than $3,000,000.  The proceeds of the escrow account will be used to:

•	reimburse Forest River for customer warranty expenses for recreational vehicles that the Registrant manufactured and sold before closing; and

•	indemnify Forest River for any of the Registrant’s liabilities arising out of transactions entered into or events occurring after the closing.

At the closing, Forest River will deposit 25% of the amount paid for the accounts receivable in an escrow account at JP Morgan Chase Bank, N.A. as escrow agent. The escrow account will be held, invested and disbursed as specified in and pursuant to the terms and conditions of an escrow agreement, which shall provide, among other things, that 45 days after closing the accounts receivable escrow account will be used to fund the Registrant’s repurchase from the Forest River of the accounts receivable that Forest River did not collect within that period.  To the extent that the accounts receivable escrow account exceeds the amount necessary to repurchase the uncollected accounts receivable, the balance in the accounts receivable escrow account will be paid to the Registrant.  If the accounts receivable escrow account is not sufficient in amount to repurchase from Forest River the uncollected accounts receivable, the Registrant will still have the obligation to repurchase all uncollected accounts receivable. Interest earned on the accounts receivable escrow account will be paid to Forest River pro rata to the extent that the accounts receivable escrow account is used to repurchase from Forest River uncollected receivables.  The remaining accrued interest will be paid to the Registrant.

           Conditions to Completion of the Transaction

The parties’ obligations to consummate the transaction will be subject to the satisfaction or waiver of a number of closing conditions.  The obligations of the Registrant to close the transaction include the following:

•	Forest River’s representations and warranties made in the Purchase Agreement must be true and correct in all respects;

•	Forest River must have complied with its covenants, agreements and obligations it is required to perform or comply with on or prior to the closing;

•	the transaction must not have been enjoined or restrained by a court of competent jurisdiction, or any other government agency; and

•	all required approvals of government agencies and third parties have been obtained.

The obligations of Forest River to close the transaction include the following:

•	the representations and warranties of Coachmen and Consolidated made in the Purchase Agreement must be true and correct in all respects;

•	Coachmen and Consolidated must have complied with their covenants, agreements and obligations they are required to perform or comply with on or prior to the closing;

•	the sale must not have been enjoined or restrained by a court of competent jurisdiction, or any other government agency; and

•	Forest River shall have received, from counsel of its choosing, an opinion letter relating to antitrust matters.

Indemnification

In the event Forest River is determined to be obligated for any liability relating to products manufactured and sold by the Registrants prior to closing, the Registrant agrees to indemnify Forest River for that liability. The indemnification payments are to be paid from the escrow account or a “tail” insurance policy purchased by the Registrant for the benefit of Forest River.

The Registrant agrees to indemnify Forest River from any and all damages arising out of the purchase, sale, use or operation of any product manufactured, sold, or distributed by the Registrant that uses the “Coachmen” name licensed to the Registrant under the Purchase Agreement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not applicable.
(b)	Not Applicable
(c)	Not Applicable
(d)           Exhibits

2	Asset Purchase Agreement, dated November 20, 2008, among Forest River, the Registrant and the several of the Registrant’s subsidiaries.

99           Press Release dated November 21, 2008.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	November 24, 2008	By:	/s/ Thomas P. Gehl
Thomas P. Gehl, Secretary
Printed Name and Title